EXHIBIT 10.3

                            SECOND AMENDMENT TO LEASE



     SECOND AMENDMENT TO LEASE ("Lease"), dated as of the 15th day of August 1991, by and between Fred Faust, Trustee of First Holding Trust, with an address c/o First Development Group, P.O. Box 71, Newburyport, Massachusetts 01950 (hereinafter referred to as "Landlord," which term includes his successors and assigns and any subsequent owner of the Landlord's interest in the Building, Real Property or Premises) and Enterprise Bank and Trust Company, a Massachusetts banking corporation with a usual place of business at 222 Merrimack Street, Lowell, Massachusetts 01852 (hereinafter referred to as "Tenant," which term shall include its successors and assigns).

     WHEREAS, the Landlord and Tenant are parties to a lease dated July 22, 1988 and an amendment to lease dated December 28, 1990 for the premises located at 222 Merrimack Street, Lowell, Massachusetts (together the lease and the amendment to lease are hereinafter referred to as the "Lease"), the terms and conditions of which are incorporated by reference hereto herein as if fully set forth herein; and

     WHEREAS, the Landlord and Tenant desire to amend certain provisions of the Lease.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and the mutual covenants contained herein, the parties hereby agree to amend the Lease as follows:

A. ARTICLE I, REFERENCE DATA, is hereby amended as follows:

     1. The description of the Premises shall be amended by adding the following paragraph:

         851 square feet of interior space measured from the center of outside walls to the center of the common walls on the second floor of the Building, (as shown on Exhibit "A" attached hereto to this Second
         Amendment to Lease). The additional space being rented shall hereinafter be referred to as the "Second Amendment Additional Space".

     2. The description of the Premises shall be amended by deleting that portion describing the Premises in Article I, Reference Data which make reference to the Ground Floor Storage Space, which Ground Floor Storage Space is no longer subject to the terms of this Lease. The reference to Additional Space in the Amendment to Lease shall be construed to only mean the Second Floor Space as defined therein.




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     3. The description of the Interior Premises Square Footage shall be amended by deleting the number of 11,615 square feet of interior space and substituting in its place the number 12,366 square feet of interior space.

     4. The description of the Rent Commencement Date shall be amended by adding the following paragraph:

     The Rent Commencement Date for the Second Amendment Additional Space shall be October 1, 1991.

     5. The description of the Annual Fixed Rent shall be amended by adding the following:

     Second Amendment Additional Space at 7,676.02 per year for 851 square feet at $9.02 per square foot, subject to periodic adjustments as provided in Article IV, Section 4.1.3.

     6. The description of the Tenant's Proportionate Share shall be amended by changing the percentage of 51.39% cited therein and substituting in its place the percentage of 54.72%.

     7. The description of the Exhibits listed in Section 1.3 of the lease shall be amended by adding the following:

     Exhibit A to Second Amendment to Lease - Plan showing the Second Amendment Additional Space within the Building which is being leased pursuant to this Second Amendment to Lease.

B. ARTICLE II, DEMISED PREMISES is hereby amended by adding to the definition of the Premises the area as shown on Exhibit A to Second Amendment to Lease entitled Plan of Second Amendment Additional Leased Premises, initialed by the parties and annexed hereto and made a part hereof.

C. ARTICLE III, TERM is hereby amended by adding the following paragraph to the end of Section 3.1.

     The Second Amendment Additional Space being leased hereunder shall be for a term coextant with the term contained in the original lease so that the Lease Term for the Second Amendment Additional Space terminates on the same day that the Lease Term ended with respect to the original Premises and the same shall be true for the exercise of any Option Terms, it being the intent that the Second Amendment Additional Space being leased hereunder shall be considered to have been leased as if with the original Premises.

D. ARTICLE IV, RENT shall be amended by deleting from Article IV, Rent, paragraph 4.1.2.(b). the obligation to pay rent for the Ground Floor Storage Space for the months of October, November and December, 1991.

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E.  ARTICLE  IV,  RENT shall be amended  by  deleting  from  Article  IV,  Rent, paragraph  4.1.3.2.  all  references  to pay rent for the Ground  Floor  Storage
Space.

F. ARTICLE IV, RENT shall be amended by adding the  following  paragraph  4.1.2.
(c)

     (c) October 1. 1991 to December 31. 1991. Annual Fixed Rent for the Second Amendment Additional Space of the Premises commencing on October 1, 1991 and ending at the close of the day on December 31, 1991 at the rate of Seven Thousand Six Hundred Seventy Six and 02/100 ($7,676.02) Dollars per annum, payable in advance, in monthly installments of Six Hundred Thirty Nine and 67/100 ($639.67) Dollars each.

E. ARTICLE IV, RENT shall be amended by adding the following paragraph 4.1.3.3. Annual Fixed Rent Adjustments; Second Amendment Additional Space.

4.1.3.3. Annual Fixed Rent Adjustments: Second Amendment Additional Space. During the Initial Term of this Lease and in the event Tenant exercises any of its options to extend the term of this Lease in accordance with Article III, the Annual Fixed Rent for the Second Amendment Additional Space of the Premises during such initial and option terms shall be increased as described below.

     (a) January l. 1992 to December 31. 1992. Annual Fixed Rent for the Second Amendment Additional Space of the Premises commencing on January 1, 1992 and ending at the close of the day on December 31, 1992 at the rate of Eight Thousand Twenty One and 44/100 ($8,021.44) Dollars per annum, payable in advance, in monthly installments of Six Hundred Sixty Eight and 45/100 ($668.45) Dollars each.

     (b) January l, 1993 to December 31, 1993. Annual Fixed Rent for the Second Amendment Additional Space of the Premises commencing on January 1, 1993 and ending at the close of the day on December 31, 1993 at the rate of Eight Thousand Three Hundred Eighty Two and 41/100 ($8,382.41) Dollars per annum, payable in advance, in monthly installments of Six Hundred Ninety Eight and 53/100 ($698.53) Dollars each.

     (c) January 1. 1994 to December 31. 1994. Annual Fixed Rent for the Second Amendment Additional Space of the Premises commencing on January 1, 1994 and ending at the close of the day on December 31, 1994 at the rate of Eight Thousand Seven Hundred Fifty Nine and 61/100 ($8,759.61) Dollars per annum, payable in advance, in monthly installments of Seven Hundred Twenty Nine and 97/100 ($729.97) Dollars each.


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     (d) January 1, 1995 to December 31. 1995.  Annual Fixed Rent for the Second
Amendment Additional Space of the Premises commencing on January 1, 1995 and ending at the close of the day on December 31, 1995 at the rate of Nine Thousand One Hundred Fifty Three and 80/100 ($9,153.8) Dollars per annum, payable in advance, in monthly installments of Seven Hundred Sixty Two and 82/100 ($762.82) Dollars each.

     (e) January 1, 1996 to December 31, 1997. The annual fixed rent payable pursuant to Article IV, Section 4.1.3.3 (d) above shall be multiplied by one half (1/2) of the percentage increase in the United States Consumer Price Index, for U.S. Cities, All Urban Consumers (the "Index") for the yearly period commencing on the first day of January 1, 1995 and ending at the close of the day on December 31, 1995. The resulting calculation shall be the new Annual Fixed Rent for the period from January 1, 1996 to December 31, 1997.

     (f) January 1, 1998 to December 31, 1999. Beginning with the yearly period commencing on the first day of January 1, 1996 and ending on the close of the day on December 31, 1996, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable for the period from January 1, 1996 to December 31, 1997 by one half (1/2) of the percentage increase in the Index for the 1996 yearly period. Thereafter for the next succeeding yearly period (1997) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 1997 yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the period from January 1, 1998 to December 31, 1999.

     (g) January 1, 2000 to December 31 2001. Beginning with the yearly period commencing on the first day of January 1, 1998 and ending on the close of the day on December 31, 1998, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable for the period from January 1, 1998 to December 31, 1999 by one half (1/2) of the percentage increase in the Index for the 1998 yearly period. Thereafter for the next succeeding yearly period (1999) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 1999 yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the period from January 1, 2000 to December 31, 2001.

     (h) January 1. 2002 to December 31. 2003. Beginning with the yearly period commencing on the first day of January 1, 2000 and ending on the close of the day on December 31, 2000, a rental amount (the "CPI Rental Amount") for said yearly period shall be

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calculated  by  increasing  the annual  fixed rent  payable  for the period from
January 1, 2000 to December 31, 2001 by one half (1/2) of the percentage increase in the Index for the 2000 yearly period. Thereafter for the next succeeding yearly period (2001) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 2001 yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the period from January 1, 2002 to December 31, 2003.

     (i) January 1, 2004 to December 31, 2005. Beginning with the yearly period commencing on the first day of January 1, 2002 and ending on the close of the day on December 31, 2002, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable for the period from January 1, 2002 to December 31, 2003 by one half (1/2) of the percentage increase in the Index for the 2002 yearly period. Thereafter for the next succeeding yearly period (2003) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 2003 yearly period. The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the period from January 1, 2004 to December 31, 2005.

     (j) January 1, 2006 to December 31, 2007. Beginning with the yearly period commencing on the first day of January 1, 2004 and ending on the close of the day on December 31, 2004, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable for the period from January 1, 2004 to December 31, 2005 by one half (1/2) of the percentage increase in the Index for the 2004 yearly period. Thereafter for the next succeeding yearly period (2005) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 2005 yearly period The resulting new CPI Rental Amount, calculated after two years, shall be the new Annual Fixed Rent for the period from January lt 2006 to December 31, 2007.

     (k) January 1. 2008 to December 31 2008. Beginning with the yearly period commencing on the first day of January 1, 2006 and ending on the close of the day on December 31, 2006, a rental amount (the "CPI Rental Amount") for said yearly period shall be calculated by increasing the annual fixed rent payable for the period from January 1, 2006 to December 31, 2007 by one half (1/2) of the percentage increase in the Index for the 2006 yearly period. Thereafter for the next succeeding yearly period (2007) a new CPI Rental Amount shall be calculated by increasing the previous yearly CPI Rental Amount by one half (1/2) of the percentage increase in the Index for the 2007 yearly period. The

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resulting new CPI Rental Amount,  calculated  after two years,  shall be the new
Annual Fixed Rent for the period from January 1, 2008 to December 31, 2008.


G. The following section 21.26 is added to ARTICLE XXI.

     The Tenant is accepting the Second Amendment Additional Space in its as is condition and no furniture or furnishings are included in the Second Amendment Additional Space other than the windows door blinds and light fixtures contained therein.

Except as amended herein the parties agree that the terms and provisions of the Lease are in full force and effect.



H. The parties agree that for purposes of calculating the Tenant's Proportionate Share, as specified in Paragraph 6, they relied upon the figure 22,600 square feet as the amount of net leasable space in the building

         WITNESS the execution hereof in triplicate and under seal on the day and year first above written.

                                                       LANDLORD:

/s/                                                 /s/ Fred Faust
Witness                                             Fred Faust, Trustee of First
                                                    Holding Trust and not
                                                    individually


                                                    TENANT:

                                                    ENTERPRISE BANK AND TRUST
                                                    COMPANY

/s/                                                 /s/ Diane J. Costa
Witness                                             By: Diane J. Costa
                                                    Its: Vice President


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                         851 Sq. Ft. Suite 230 7-18-91

               [Second floor floorplan with certain space marked]